UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________________________________

FORM 8-K

CURRENT REPORT

 _______________________________________________

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 _______________________________________________

Date of Report (Date of earliest event reported):  January 16, 2015

SERVICEMASTER GLOBAL HOLDINGS, INC.

THE SERVICEMASTER COMPANY, LLC

(Exact name of each registrant as specified in its charter)

Delaware Delaware	001-36507 001-14762	20-8738320 90-1036521
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 16, 2015, The ServiceMaster Company, LLC (the “Company”) gave notice of partial redemption pursuant to the Indenture, dated as of February 13, 2012, as supplemented (the “Indenture”), among the Company, the subsidiary guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee, that the Company has elected to redeem, on February 17, 2015, $190 million aggregate principal amount of the Company’s 8% Senior Notes due 2020 outstanding under the Indenture.

The redemption price with respect to any redeemed note will be equal to 106.000% of the principal amount of such note, plus accrued but unpaid interest thereon to but not including the redemption date. The Company intends to fund the redemption using available cash.

This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any notes or any other security.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

c
SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

January 16, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer

ctober
THE SERVICEMASTER COMPANY, LLC
(Registrant)

January 16, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer